SIXTH AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY

THIS SIXTH AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF REAL
PROPERTY (this “Sixth Amendment”) is made and entered into as of the 9th day of July, 2021 (the “Effective Date”), by and among DART INDUSTRIES, INC., a Delaware corporation, DEERFIELD LAND CORPORATION, a Delaware corporation, TUPPERWARE U.S., INC., a Delaware corporation (collectively, “Seller”), and O’CONNOR MANAGEMENT LLC, a Delaware limited liability company (“Purchaser”).

WITNESSETH:

WHEREAS, Seller and Purchaser entered into that certain Contract for Sale and Purchase of Real Property dated as of May 11, 2020, relating to the purchase and sale of certain real property located in Osceola County, Florida and legally described on Exhibit “A” purportedly attached thereto and certain real property located in Orange County, Florida and legally described on Exhibit “B” purportedly attached thereto (the “Original Agreement”), as modified and amended by that certain First Amendment to Contract for Sale and Purchase of Real Property dated as of June 10, 2020 (the “First Amendment”), that certain Second Amendment to Contract for Sale and Purchase of Real Property dated as of July 15, 2020 (the “Second Amendment”), that certain Third Amendment to Contract for Sale and Purchase of Real Property dated as of July 22, 2020 (the “Third Amendment”); that certain Fourth Amendment to Contract for Sale and Purchase of Real Property dated as of October 30, 2020 (the “Fourth Amendment); and that certain Fifth Amendment to Contract for Sale and Purchase of Real Property dated as of February 12, 2021 (the “Fifth Amendment”), and the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment shall be referred to herein as the “Agreement”); and

WHEREAS, Purchaser and Seller wish to ratify, modify and amend the terms of the Agreement in the manner set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the parties, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged and agreed by each of the parties, Seller and Purchaser do hereby covenant and agree as follows:

1.Recitals. Seller and Purchaser do hereby mutually represent and warrant that the foregoing recitals are true and correct, and said recitals are hereby ratified, confirmed, and incorporated into the body of this Sixth Amendment.

2.Defined Terms. Any capitalized terms utilized in this Sixth Amendment and which are not separately defined herein shall have the meaning ascribed thereto in the Agreement.

3.Ratification. Purchaser and Seller agree that the Agreement and, except for the terms and conditions which are modified and amended by this Sixth Amendment, the terms and conditions thereof, are hereby ratified by the parties hereto.

4.Deposits. Seller and Purchaser acknowledge that Purchaser has already delivered to Escrow Agent the Second Additional Deposit in the amount of Five Hundred Thousand Dollars ($500,000.00). As consideration for Seller’s agreement to execute this Sixth Amendment, Purchaser has delivered to Escrow Agent on the Effective Date the Third Additional Deposit (as defined in the Fifth Amendment) in the amount of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) notwithstanding that Purchaser has been unable as of the Effective Date to assemble funding, lending, and/or investment commitments from a third party equity partner and/or for from a lender for debt or a combination of debt and equity sufficient, together with Purchaser’s contribution, to acquire the Phase III Property for the Phase III Purchase Price on terms acceptable to Purchaser in its sole discretion. The entire Deposit of Three Million Dollars ($3,000,000.00) shall be non-refundable except upon (i) the occurrence of any event or circumstance described in Section 8 of the Fifth Amendment, as amended hereby, that requires the payment of the Deposit to Purchaser, (ii) the occurrence of any event or circumstance described in Sections 8, 10, 11, 29(p) or 29(q) of the Original Agreement that requires the payment of the Deposit to Purchaser, or (iii) Purchaser failing to deliver written notice to Seller (such notice being referred to herein as the “Notice to Proceed”) on or prior to August 9, 2021 (the “Notice to Proceed Deadline”) that Purchaser has been able to assemble funding, lending, and/or investment commitments from a third party equity partner and/or for from a lender for debt or a combination of debt and equity sufficient, together with Purchaser’s contribution, to acquire the Phase III Property for the Phase III Purchase Price on terms acceptable to Purchaser in its sole discretion (each such event, a “Sixth Amendment Deposit Refundability Event”). In the event Purchaser delivers the Notice to Proceed to Seller, then the date on which such notice is given shall be referred to herein as the “Notice to Proceed Date”.

5.Phase III Closing Date. The Phase III Closing Date shall be September 1, 2021.

6.Modifications to Fifth Amendment. The following modifications shall be made to the Fifth Amendment:

a.The last sentence of Section 7 of the Fifth Amendment is deleted and replaced with the following: “The Title Objection Notice with respect to the Commitment for the Phase III Property and the Survey for the Phase III Property shall be due no later than the date that is fifteen
(15) days after the later of (i) receipt of the Commitment and the Survey for the Phase III Property, or (ii) the Notice to Proceed Date”;

b.Section 9 of the Fifth Amendment is deleted in its entirety and replaced with the following language:

“9. Seller’s Right to Terminate the Agreement. As consideration for Seller’s agreement to enter into this Sixth Agreement and to provide Purchaser with a Sixth Amendment Deposit Refundability Event, Purchaser and Seller hereby agree that until Purchaser has delivered to Seller the Notice to Proceed, Seller shall have the right to terminate this Agreement upon written notice to Purchaser, and no cure periods shall be applicable. In the event of such termination, Escrow Agent shall refund the Deposit to Purchaser, and Purchaser and Seller shall have no further rights or obligations under the Agreement except those which expressly survive a termination of the Agreement”;

c.The reference to the “Third Additional Deposit Date” in Section 14 of the Fifth Amendment is deleted and replaced with “Notice to Proceed Date”; and

d.Section 14 of the Fifth Amendment is further revised to extend the time period by which Seller shall complete the Arsenic Remediation (as defined in the Third Amendment) to the date which is no later than six (6) months after the Notice to Proceed Date.

7.Deposit Refundability. In the event of the occurrence of a Sixth Amendment Deposit Refundability Event, Escrow Agent shall refund the entire $3,000,000.00 Deposit to Purchaser, and Purchaser and Seller shall have no further rights or obligations under the Agreement except those which expressly survive a termination of the Agreement. For clarification, the parties agree that in the event Purchaser fails to deliver the Notice to Proceed to Seller on or before 5:00 pm, Eastern Time, on the Notice to Proceed Deadline, then this Agreement shall automatically terminate at 5:01 pm, Eastern Time, on the Notice to Proceed Deadline, whereupon Escrow Agent shall refund the entire $3,000,000.00 Deposit to Purchaser and Purchaser and Seller shall have no further rights or obligations under the Agreement except those which expressly survive a termination of the Agreement.

8.Sublease Cooperation. Purchaser agrees to cause its affiliate, OC-IB Headquarters Property Owner, LLC, to use commercially reasonable efforts to cooperate (at no expense or liability to Purchaser or such affiliate) with Seller in trying to get Spirit Realty, L.P. to agree to modify the Lease to relax the restrictions on subleasing set forth therein.

9.Modification. Except as modified by this Sixth Amendment, the terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this Sixth Amendment and the terms of the Agreement, the terms of this Sixth Amendment shall govern. Seller and Purchaser hereby agree that the Agreement, as amended by this Sixth Amendment, shall constitute a valid and binding contract between Seller and Purchaser.

10.Counterparts; Facsimile. This Sixth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. An electronic mail copy of this Sixth Amendment and any signatures hereon shall be considered for all purposes as originals.

11.Purchaser Debt and Equity. Purchaser hereby agrees that it will expeditiously pursue and shall use commercially reasonable efforts to obtain funding, lending, and/or investment commitments from equity investors and/or lender(s) to raise enough capital and/or loan proceeds to pay the Phase III Purchase Price of Forty-two Million Five Thousand Five Hundred Seventy- two and 68/100 ($42,005,572.68), including, without limitation, paying the Third Additional Deposit to Escrow Agent when required herein.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the date and year first set forth above.

SELLER:

DART INDUSTRIES, INC., a Delaware
corporation

By: /s/ Karen M. Sheehan
Print Name: Karen M. Sheehan
Title: EVP, CLO & Secretary

TUPPERWARE U.S., INC., a Delaware
corporation

By: /s/ Karen M. Sheehan
Print Name: Karen M. Sheehan
Title: EVP, CLO & Secretary

DEERFIELD LAND CORPORATION, a
Delaware corporation

By: /s/ Thomas M. Roehlk
Print Name: Thomas M. Roehlk
Title: Vice President & Secretary

PURCHASER:

O'CONNOR MANAGEMENT LLC, a Delaware
limited liability company

By: /s/ John F. O’Connor
Print Name: John F. O’Connor
Title: SVP

JOINDER OF ESCROW AGENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Escrow Agent hereby agrees to perform the duties required of it described in the Sixth Amendment to Contract for Sale and Purchase of Real Property to which this Joinder is attached

ESCROW AGENT:

GREENBERG TRAURIG, P.A., a Florida
Professional Association

By: /s/ Alan C. Sheppard, Jr.
Print Name: Alan C. Sheppard, Jr.
Title: Shareholder

JOINDER

The undersigned (the "Guarantor") executed a Joinder to the Original Agreement and to the Third Amendment (collectively, the "Agreement Joinder") for the purpose of guaranteeing Seller' s indemnification obligations pursuant to the provisions of Section 28(c) of the Original Agreement (collectively, and as amended, the "Indemni ty Obligations"). All initially capitalized terms not otherwise defined in this Joinder shall have the meanings ascribed to them in the Sixth Amendment to Contract for Sale and Purchase of Real Property to which this Joinder is attached (the "Sixth Amendment").

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby joins in the execution of this Sixth Amendment to evidence that it: (i) agrees and consents to the Sixth Amendment; and (ii) agrees and confirms that its guarantee of the Indemnity Obligations shall remain in effect pursuant to the terms and provisions of the Agreement, as amended by the Sixth Amendment.

GUARANTOR:

TUPPERWARE BRANDS CORPORATION, a
Delaware corporation

By: /s/ Karen M. Sheehan
Print Name: Karen M. Sheehan
Title: EVP, CLO & Secretary